                                                                      EXHIBIT 11

                 ALLMERICA PROPERTY & CASUALTY COMPANIES, INC.
                                AND SUBSIDIARIES

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                FOR THE PERIODS ENDED DECEMBER 31, 1996 AND 1995
                                  (UNAUDITED)

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
                                              QUARTER ENDED TWELVE MONTHS ENDED
                                              DECEMBER 31,     DECEMBER 31,
                                              ------------- -------------------
                                               1996   1995    1996      1995
                                              ------ ------ --------- ---------
Primary:
  Average shares outstanding.................   59.6   61.1      59.9      61.4
  Net effect of dilutive stock options based
   on the treasury stock method using average
   market price..............................    0.1    --        --        --
                                              ------ ------ --------- ---------
    TOTALS...................................   59.7   61.1      59.9      61.4
                                              ====== ====== ========= =========
Net income................................... $ 27.4 $ 27.9 $   146.4 $   140.1
Per share amount............................. $ 0.46 $ 0.46 $    2.44 $    2.28
Fully diluted:
  Average shares outstanding.................   59.6   61.1      59.9      61.4
  Net effect of dilutive stock options based
   on the treasury stock method using average
   market price..............................    0.1    --        --        --
                                              ------ ------ --------- ---------
    TOTALS...................................   59.7   61.1      59.9      61.4
                                              ====== ====== ========= =========
Net income................................... $ 27.4 $ 27.9 $   146.4 $   140.1
Per share amount............................. $ 0.46 $ 0.46 $    2.44 $    2.28
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